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INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement No. 33-62357 of TAB Products Co. on Form S-8 of our report dated September 25, 1998, appearing in this Annual Report on Form 11-K of the TAB Products Co. Tax Deferred Savings Plan for the year ended May 31, 1998.

Deloitte & Touche LLP

San Jose, California
November 23, 1998